Exhibit 99.3


                             SOURCES AND USES TABLE

              SOURCES                                  ($ MILLIONS)                         USES                     ($ MILLIONS)
              -------                                  ------------                         ----                     ------------
Cash on Hand                                               $23.0             Purchase of Capital Stock                   $56.0
Borrowings Under Credit Facilities                         $70.0             Capital Contribution to Subsidiary           $5.0
Other                                                       $6.0             Refinancing of Existing Debt                $48.0
Proceeds of Trust Preferred Securities                     $15.0             Transaction Fees and Expenses                $5.0
                                                          ======                                                        ======
                                       TOTAL SOURCES:     $114.0                                    TOTAL USES:         $114.0
